FIRST AMENDMENT TO

DEED OF SHAREHOLDERS AGREEMENT

THIS FIRST AMENDMENT TO DEED OF SHAREHOLDERS AGREEMENT relating to LUCID MARKETS TRADING LIMITED (this “Amendment”) dated as of August 7, 2012, by and among Dierk Reuter, Matthew Wilhelm, FXCM UK Merger Limited, FXCM Holdings, LLC and Lucid Markets Trading Limited (collectively, the “Parties”).

STATEMENT OF PURPOSE:

The Parties have heretofore executed the Deed of Shareholders Agreement relating to Lucid Markets Trading Limited, made and entered into as of June 21, 2012 (the “Shareholders Agreement”), with respect to the organization, management and operation of Lucid Markets Trading Limited, a company incorporated in England and Wales (“LMT”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Shareholders Agreement.

The FXCM Parties have requested that the Minority Shareholders amend certain provisions of the Shareholders Agreement and willing to effect such amendment on the terms and conditions contained in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Shareholders Agreement. Subject to the terms and conditions hereof and in accordance with the Shareholders Agreement, the Shareholders Agreement is hereby amended as follows:

(a)           All references to “JMP Trading Limited” in Section 2.01 of Section 2. are hereby replaced with the entity name “Woolard Trading Limited”.

(b)          Section 2.3 of Section 2. BUSINESS is hereby deleted in its entirety and replaced with the following:

2.3	Subject to Clause 2.4 and 2.6, each of the Parties shall (in so far as it is able to do so) exercise its powers in relation to the Company and Lucid Markets LLP so as to ensure that the Minority Shareholders have general managerial and day-to-day control of the Company or, following the Post-Closing Hive Down, Lucid Markets LLP (provided that none of this shall extend to any activities that would exceed any monetary or other limits in the most recently approved annual budget and operating plan of the Company or, following the Post-Closing Hive Down, Lucid Markets LLP) and that any notice, consent, resolution, approval or other decision to be made with respect to the Business, except in relation to any Reserved Matter, may be made by mutual agreement of the Minority Shareholders, including:

(a)	day-to-day decision making;

(b)	appointing or terminating the Company’s or, following the Post-Closing Hive Down, Lucid Markets LLP's officers, employees, consultants or any other staff member or service providers;

(c)	determining and varying any allocation of profit sharing to Ordinary Members and the use and allocation of any Ordinary Member Forfeited Assets held by the Company amongst the Ordinary Members;

(d)	determining any expenditures;

(e)	determining any matters relating to compliance;

(f)	restricting the use of Intellectual Property outside the Company, or following the Post-Closing Hive Down, outside Lucid Markets LLP;

(g)	managing and initiating any relationship with brokers, exchanges/ECNs, service providers and any other counterparties;

(h)	determining the amount of working capital to be retained by the Company or, following the Post-Closing Hive Down, Lucid Markets LLP; and

(i)	approving any licensing or other agreements with any parties which are related to the Company or Lucid Markets LLP.

(c)          Section 2.4 of Section 2. BUSINESS is hereby deleted in its entirety and replaced with the following:

2.4	Any notice, consent, resolution, approval or other decision relating to the following matters ("Reserved Matters"), may only be made, given or otherwise effected with the prior approval of a majority of the Board of Directors:

(a)	determining the strategic directions of the Company or, following the Post-Closing Hive Down, Lucid Markets LLP;

(b)	approval of the Company’s or, following the Post-Closing Hive Down, Lucid Markets LLP's annual budget and operating plan (and any changes to any such annual budget or operating plan).

(c)	admission of any new members to Lucid Markets LLP, except for Hula Leap Ltd (or any entity designated by Hula Leap Ltd);

(d)	any non-trading investments by the Company or Lucid Markets LLP for an amount exceeding US$500,000;

(e)	the Company or Lucid Markets LLP having net open positions with all brokers in aggregate which at any time exceed US$ 150,000,000 or such other limit as the Guarantor may need to comply with any financing covenants by which the Guarantor or its Affiliates are bound; provided that such limit shall not be lower than US$ 100,000,000 unless reduced because of restrictions required by a third party such as a secured lender or regulator to Lucid Markets LLP, the Guarantor or its Affiliates;

(f)	any material communication made by or on behalf of the Company or Lucid Markets LLP with the Financial Services Authority or any successor thereof or any other entity which has the power to regulate or supervise the activities of the Company or Lucid Markets LLP, provided that the Board shall make such communications as necessary to continue the Existing Lucid Business and facilitate the Extended Lucid Business; and

(g)	any change from 31 December to the accounting reference date of the Company or Lucid Markets LLP.

2.             Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

3.             Electronic Transmission. This Amendment may be executed by one or more parties hereto as a facsimile, telecopy, pdf or other reproduction, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile, e-mail or other electronic transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

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IN WITNESS WHEREOF, the undersigned has executed this First Amendment to Deed of Shareholders Agreement as of the date first above written.

DIERK REUTER
By: /s/Dierk Reuter
Name: Dierk Reuter

MATTHEW WILHELM
By: /s/Matthew Wilhelm
Name: Matthew Wilhelm

FXCM UK MERGER LIMITED
By: /s/David Sakhai
Name: David Sakhai
Title: Director

FXCM HOLDINGS LLC
By: /s/David Sakhai
Name: David Sakhai
Title: Chief Operating Officer of FXCM Inc., its Managing Member

LUCID MARKETS TRADING LIMITED
By: /s/Dierk Reuter
Name: Dierk Reuter
Title: Director

By: /s/Matthew Wilhelm
Name: Matthew Wilhelm
Title: Director